EXHIBIT 3.2
Second Amended and Restated
Bylaws
of
US BioEnergy Corporation
a South Dakota Corporation

i

Bylaws
of
US BioEnergy Corporation
(hereinafter called the “Corporation”)
ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office of the Corporation shall be fixed in the Corporation’s articles of incorporation, as the same may be amended from time to time.
     Section 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of South Dakota, as the Board of Directors may determine from time to time.
ARTICLE II
MEETINGS OF SHAREHOLDERS
     Section 1. Place of Meetings. Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of South Dakota, as shall be designated from time to time by the Board of Directors.
     Section 2. Annual Meetings. The Annual Meeting of Shareholders for the election of directors shall be held on such date and at such time and place as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the Annual Meeting of Shareholders.
     Section 3. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by (i) the Chairman of the Board of Directors, (ii) the Board of Directors or (iii) written demand, signed, dated and delivered to the Corporation by the holders of not less than twenty-five percent (25%) of all the outstanding shares of the Corporation entitled to vote at the meeting, describing the purpose or purposes for which the meeting is to be held. At a Special Meeting of Shareholders, only such business within the purposes described in the notice of meeting (or any supplement thereto) shall be conducted.
     Section 4. Nature of Business at Meetings of Shareholders. No business may be transacted at an Annual Meeting of Shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of shareholders entitled to notice of and to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 4.
     In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Corporate Secretary.
     To be timely, a shareholder’s notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.
     To be in proper written form, a shareholder’s notice to the Corporate Secretary must set forth as to each matter such shareholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.
     No business shall be conducted at the Annual Meeting of Shareholders except business brought before the Annual Meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any shareholder of any such business. If the chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. No business shall be conducted at a Special Meeting of Shareholders except for such business as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.
     Section 5. Nomination of Directors. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Articles of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Shareholders, or at any Special Meeting of Shareholders called for the purpose of electing directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any shareholder of the Corporation (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 5 and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 5.
     In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Corporate Secretary.
     To be timely, a shareholder’s notice to the Corporate Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding Annual Meeting of Shareholders; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs; and (b) in the case of a Special Meeting of Shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the Special Meeting was mailed or public disclosure of the date of the Special Meeting was made, whichever first occurs.
     To be in proper written form, a shareholder’s notice to the Corporate Secretary must set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.
     No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 5. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.
     Section 6. Notice; Waiver. Except for the increase of stock and indebtedness of the Corporation when sixty (60) days’ notice is required by Article XVII, Section 8, of the Constitution of the State of South Dakota, whenever shareholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the date, time and place of the meeting and, in the case of a Special Meeting, the purpose or purposes for which the meeting is called. Unless otherwise required by law, written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to notice of and to vote at such meeting. A shareholder may waive any notice required by applicable law, the Articles of Incorporation, or these Bylaws, before or after the date and time stated in the notice. The waiver shall be in writing, signed by the shareholder entitled to the notice, and shall be delivered to the Corporation for inclusion in the minutes or filing with the corporate records.

     Section 7. Adjournments. Any meeting of the shareholders may be adjourned from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the date, time and place thereof are announced at the meeting before adjournment. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than one hundred twenty (120) days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 6 hereof shall be given to each shareholder of record entitled to notice of and to vote at the meeting.
     Section 8. Quorum. Unless otherwise required by applicable law or the Articles of Incorporation, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, in the manner provided in Section 7 hereof, until a quorum shall be present or represented.
     Section 9. Voting. Unless otherwise required by law, the Articles of Incorporation or these Bylaws, any action brought before any meeting of the shareholders, other than the election of directors, shall be approved if the votes cast favoring such action exceed the votes cast opposing such action. Unless otherwise provided in the Articles of Incorporation, and subject to Section 12 of this Article II, each shareholder represented at a meeting of the shareholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such shareholder. Such votes may be cast in person or by proxy as provided in Section 10 of this Article II. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of the shareholders, in such officer’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.
     Section 10. Proxies. At each meeting of the Corporation’s shareholders, a shareholder or the shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by singing an appointment form, or by an electronic transmission. An electronic transmission shall contain or shall be accompanied by information from which one can determine that the shareholder or the shareholder’s agent or attorney-in-fact authorized the transmission. An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the Corporate Secretary. An appointment is valid for eleven (11) months unless a longer period is expressly provided in the appointment form.
     Section 11. List of Shareholders Entitled to Vote. After fixing a record date for a meeting, the officer of the Corporation who has charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at any meeting of shareholders, or any adjournment thereof, arranged in alphabetical order by voting group, and within each voting group by class or series of shares, showing the address of and the number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting of shareholders is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder, shareholder’s agent or attorney shall be entitled to inspect the list at any time during the meeting or any adjournment thereof. The original stock transfer books shall be prima facie evidence as to whom are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.
     Section 12. Record Date. In order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote or to take any other action, the Board of Directors may fix a future date as the record date, which record date shall not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of the shareholders shall be at the close of business on the day next preceding the day on which notice is given. A determination of shareholders entitled to notice of or to vote at a shareholder’s meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
     Section 13. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 11 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of the shareholders.
     Section 14. Conduct of Meetings. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the shareholders shall determine the order of business and may establish rules for the conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by participants.
     Section 15. Inspectors of Election. In advance of any meeting of the shareholders, the Board of Directors by resolution, the Chairman if there be one, or the Chief Executive Officer, shall appoint one or more inspectors to act at the meeting and make a written report of the inspector’s determinations. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the shareholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers or employees of the Corporation. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law.
     Section 16. Cumulative Voting. At each election of directors every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by such shareholder for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote, or to cumulate such shareholder’s votes by multiplying the number of votes that such shareholder is entitled to cast by the number of directors for whom such shareholder is entitled to vote and casting the product for a single candidate or distributing the product among two or more candidates.
ARTICLE III
DIRECTORS
     Section 1. Number and Election of Directors. The number of directors shall be fixed as provided in the Articles of Incorporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the entire Board of Directors. The term of the initial Class I directors shall terminate on the date of the 2007 Annual Meeting; the term of the initial Class II directors shall terminate on the date of the 2008 Annual Meeting; and the term of the initial Class III directors shall terminate on the date of the 2009 Annual Meeting or, in each case, upon such director’s earlier death, resignation or removal. At each succeeding Annual Meeting of Shareholders beginning in 2007, successors to the class of directors whose term expires at that Annual Meeting shall be elected for a three (3) year term and until their successors are duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors have the effect of removing or shortening the term of any incumbent director. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at each Annual Meeting of Shareholders and each director so elected shall hold office until such director’s term expires and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be shareholders.
     Section 2. Vacancies. Any vacancy on the Board of Directors that results from an increase in the number of directors may only be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may only be filled, as long as there is at least one director in office, by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.
     Section 3. Duties and Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, the Articles of Incorporation or these Bylaws required to be exercised or done by the shareholders.

     Section 4. Meetings; Waiver of Notice. The Board of Directors may hold meetings, both regular and special, either within or without the State of South Dakota. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman, if there be one, or the Chief Executive Officer. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the date of the meeting, by telephone, telegram or electronic means on twenty-four (24) hours’ notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. A director may waive any notice required by applicable law, the Articles of Incorporation or these Bylaws, before or after the date and time stated in the notice. Except as provided by applicable law, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.
     Section 5. Organization. At each meeting of the Board of Directors, the Chairman of the Board of Directors or, in the Chairman’s absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman. The Corporate Secretary shall act as secretary at each meeting of the Board of Directors. In case the Corporate Secretary shall be absent from any meeting of the Board of Directors, an Assistant Corporate Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Corporate Secretary and all the Assistant Corporate Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.
     Section 6. Resignations and Removals of Directors. Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, if there be one, the Chief Executive Officer or the Corporate Secretary. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of the Corporation’s then issued and outstanding capital stock entitled to vote generally at an election of directors of the Corporation.
     Section 7. Quorum. Except as otherwise required by law or the Articles of Incorporation, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
     Section 8. Actions of the Board by Written Consent. Unless otherwise provided in the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are delivered to the Corporation. The written action shall be effective when signed by all directors and delivered to the Corporation, unless a different effective time is provided in the written action.
     Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided in the Articles of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.
     Section 10. Committees. The Board of Directors, by resolution adopted by the affirmative vote of a majority of all of the directors then in office, may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may appoint one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of such committee during the member’s absence or disqualification. In the event of the absence or disqualification of a member of a committee, the member or members present at any meeting of such committee and not disqualified from voting, unanimously, may appoint another director to act in place of the absent or disqualified member. Any committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

     Section 11. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.
     Section 12. Directors’ Assent. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (i) the director objects at the beginning of the meeting, or promptly upon arrival, to holding it or transacting business at the meeting; (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
ARTICLE IV
OFFICERS
     Section 1. General. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Corporate Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director) and one or more Vice Presidents, Assistant Corporate Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Articles of Incorporation or these Bylaws. The officers of the Corporation need not be shareholders of the

Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.
     Section 2. Election. The Board of Directors, at its first meeting held after each Annual Meeting of Shareholders, shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors, although such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
     Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

     Section 4. Chairman of the Board of Directors. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the shareholders and of the Board of Directors. Except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the Chief Executive Officer, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the Chief Executive Officer. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.
     Section 5. Chief Executive Officer
     The Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. Except where by law the signature of the President is required, the Chief Executive Officer shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the Chief Executive Officer shall preside at all meetings of the shareholders and, provided the Chief Executive Officer is also a director, the Board of Directors.
     Section 6. President. The President shall, subject to the control of the Board of Directors, the Chief Executive Officer and, if there be one, the Chairman of the Board of Directors, have responsibility and authority for management of the day-to-day operations of the

Corporation. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President or Chief Executive Officer. At the request of the Chief Executive Officer or in the Chief Executive Officer’s absence or in the event of the Chief Executive Officer’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws, the Board of Directors or the Chief Executive Officer.
     Section 7. Chief Financial Officer. The Chief Financial Officer, if there be one, shall, subject to the control of the Board of Directors and the Chairman of the Board of Directors, if there be one, have the responsibility for the financial affairs of the Corporation and shall exercise supervisory responsibility for the performance of the duties of the Treasurer and the controller, if any, of the Corporation. The Chief Financial Officer shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board of Directors.
     Section 8. Vice Presidents. At the request of the Chief Executive Officer or President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Directors and no Chief Executive Officer), the Vice President, or the Vice Presidents if there are more than one (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors, no Chief Executive Officer and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
     Section 9. Corporate Secretary. The Corporate Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings thereat in a book or books to be kept for that purpose. The Corporate Secretary shall also perform like duties for committees of the Board of Directors when required. The Corporate Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors, if there be one, or the Chief Executive Officer, under whose supervision the Corporate Secretary shall be. If the Corporate Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the shareholders and special meetings of the Board of Directors, and if there be no Assistant Corporate Secretary, then either the Board of Directors or the Chief Executive Officer may choose another officer to cause such notice to be given. The Corporate Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
     Section 10. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Financial Officer and Chief Executive Officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.
     Section 11. Assistant Corporate Secretaries. Assistant Corporate Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Corporate Secretary, and in the absence of the Corporate Secretary or in the event of the Corporate Secretary’s inability or refusal to act, shall perform the duties of the Corporate Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Corporate Secretary.
     Section 12. Assistant Treasurers. Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chief Executive Officer, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.
     Section 13. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other Vice Presidents, Assistant Corporate Secretaries, Assistant Treasurers and other officers and to prescribe their respective duties and powers in accordance with these Bylaws.
ARTICLE V
STOCK
     Section 1. Form of Certificates. Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation by the (i) Chairman of the Board of Directors (if there be one), the President or a Vice President and (ii) Treasurer or an Assistant Treasurer, or the Corporate Secretary or an Assistant Corporate Secretary, certifying the number and class of shares and the designation of the series, if any, the certificate represents.

     Section 2. Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate shall be nevertheless valid.
     Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.
     Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Corporate Secretary or Assistant Corporate Secretary or the

transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
     Section 5. Dividend Record Date. In order to determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a future date as the record date, which record date shall not be not more than seventy (70) days prior to such action. If the Board of Directors does not fix the record date for determining shareholders entitled to a distribution, other than one involving a purchase, redemption or other acquisition of the Corporation’s shares, the record date shall be the date the Board of Directors authorizes the distribution.
     Section 6. Record Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
     Section 7. Transfer and Registry Agents. The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.

ARTICLE VI
GENERAL PROVISIONS
     Section 1. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on outstanding shares of the Corporation to its shareholders in the manner and upon the terms and conditions provided by applicable law and the Articles of Incorporation.
     Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may designate from time to time.
     Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
ARTICLE VII
INDEMNIFICATION
     Section 1. Director and Officer Indemnification; Advancement of Expenses. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Section 1 shall include the right to be paid by the

Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.
     Section 2. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Section 3. Non-Exclusiveness. The indemnification and advancement of expenses provided by this Article VII shall not be deemed exclusive of any other rights not prohibited by law to which those seeking indemnification or advancement of expenses may be entitled as a matter of law or under the Articles of Incorporation, these Bylaws, any agreement, vote of shareholders, any insurance purchased by the Corporation, or otherwise, both as to action in the Indemnitee’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
     Section 4. Purchase of Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the Corporation, or who, while a director or officer of the Corporation, serves at the Corporation’s request as a director, officer, partner, trustee, employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against liability asserted against or incurred by the individual in that capacity or arising from the individual’s status as a director or officer, whether or not the Corporation would have power to indemnify or advance expenses to the director or officer against the same liability under the provisions of this Article VII or the South Dakota Business Corporation Act.
     Section 5. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation.
ARTICLE VIII
AMENDMENTS
     Section 1. Amendments. In furtherance and not in limitation of the powers conferred upon it by the laws of the State of South Dakota, the Board of Directors shall have the power to adopt, amend, alter or repeal the Corporation’s Bylaws. The affirmative vote of at least a majority of the entire Board of Directors shall be required to adopt, amend, alter, change or repeal the Corporation’s Bylaws. The Corporation’s Bylaws may also be adopted, amended, altered, changed or repealed by the affirmative vote of the holders of at least two-thirds of the voting power of the Corporation’s then issued and outstanding capital stock entitled to vote generally at an election of directors of the Corporation.
     Section 2. Entire Board of Directors. As used in this Article VIII and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.
* * * * *

27